Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of HOOKIPA Pharma Inc. of our report dated February 25, 2019 relating to the financial statements of HOOKIPA Pharma Inc., which appears in this Registration Statement.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Vienna, Austria

March 22, 2019

PwC Wirtschaftsprüfung GmbH
/s/Alexandra Rester
Austrian Certified Public Accountant